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                                                                    EXHIBIT 99.1

                      POLONIA BANCORP REPORTS RESULTS FOR
                         THE THREE AND NINE MONTHS ENDED
                               SEPTEMBER 30, 2007

Huntingdon Valley, Pennsylvania - November 8, 2007. Polonia Bancorp (the "Company") (OTCBB: PBCP), the holding company of Polonia Bank (the "Bank"), reported a net loss of $109,000, or $.03 loss per common share, for the quarter ended September 30, 2007 versus net income of $21,000 for the quarter ended September 30, 2006. The Company reported a net loss of $297,000, or $.09 loss per common share for the nine months ended September 30, 2007 versus a net loss of $60,000 for the nine months ended September 30, 2006. Lower earnings for the quarter ended September 30, 2007 as compared to the quarter ended September 30, 2006 was primarily due to higher noninterest expense, lower noninterest income, partially offset by higher net interest income. A higher net loss for the nine months ended September 30, 2007 as compared to the nine months ended September 30, 2006 was primarily due to higher noninterest expense partially offset by higher net interest income and higher noninterest income.

Net interest income increased 11.4% to $1.2 million for the quarter ended September 30, 2007 from $1.0 million for the quarter ended September 30, 2006. Net interest income increased for the quarter due to higher volume in loans and a higher weighted average rate earned on other interest-earning assets, partially offset by higher interest expense paid on deposits and a higher average balance on deposits. The increase in the higher weighted average rate paid on deposits was primarily attributable to our tiered signature money market account. Net interest income increased 5.8% to $3.5 million for the nine months ended September 30, 2007 from $3.3 million for the nine months ended September 30, 2006. Net interest income increased for the nine months ended September 30, 2007 due to a higher weighted average rate earned on investment securities and other interest-earning assets, a higher average balance of loans and other interest-earning assets, and a lower average balance of FHLB advances, partially offset by increased deposits and higher interest expense paid on deposits and a lower average balance on investment securities.

At September 30, 2007, nonperforming loans totaled $212,000, or 0.16% of total loans, compared to $213,000, or 0.20% of total loans, at September 30, 2006. At September 30, 2007, nonperforming assets totaled $212,000, or 0.11% of total assets, compared to $213,000, or 0.13% of total assets, at September 30, 2006.

Noninterest income was $179,000 for the quarter ended September 30, 2007 compared to $187,000 for the quarter ended September 30, 2006. The decrease in noninterest income was primarily due to lower rental income from our office building and lower fees on deposit accounts, partially offset by higher revenues generated by our title insurance subsidiary. Noninterest income was $538,000 for the nine months ended September 30, 2007 compared to $480,000 for the nine months ended September 30, 2006. The increase in noninterest income was primarily due to losses on the sale of investment securities during the 2006 period as compared to no sales activity in the 2007 period, partially offset by lower reported income attributable to bank-owned life insurance, lower revenue generated by our title insurance subsidiary, lower rental income from our office building and lower gains on the sale of Real Estate Owned.


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Noninterest expenses were $1.5 million for the quarter ended September 30, 2007 compared to $1.3 million for the quarter ended September 30, 2006. Noninterest expenses were $4.5 million for the nine months ended September 30, 2007 compared to $3.9 million for the nine months ended September 30, 2006. The increases in noninterest expenses for the three and nine months ended September 30, 2007 as compared to the prior year periods, were primarily due to higher professional fees related to operating as a public company, higher compensation and employee benefits, higher occupancy and equipment, higher federal insurance premiums and higher data processing expense.

Total assets declined $3.6 million, or 1.8%, to $199.8 million at September 30, 2007 from $203.4 million at December 31, 2006. Contributing to the decrease in assets was a decrease of $27.6 million in cash and cash equivalents related to the refund of $12.2 million in non-eligible stock subscriptions relating to our minority stock offering which closed in January, 2007, partially offset by a $21.1 million increase in loans and a $2.9 million increase in investment securities.

Total liabilities were $176.2 million at September 30, 2007 compared to $191.6 million at December 31, 2006, a decline of $15.4 million or 8.0%. The decline in liabilities was mainly due to a temporary increase in liabilities at December 31, 2006 from $24.8 million of stock subscription funds. With the closing of the Company's stock offering on January 11, 2007, liabilities decreased primarily as a result of the refund of $12.2 million in non-eligible stock subscriptions and the transfer of $12.6 million in proceeds related to the Company's stock offering to stockholder's equity, partially offset by a $4.2 million increase in deposits and a $4.3 million increase in FHLB advances.

Total stockholders' equity increased $11.8 million to $23.6 million at September 30, 2007 from $11.8 million at December 31, 2006. The increase in equity was primarily related to the receipt of $12.6 million in net proceeds related to the Company's stock offering.

Polonia Bancorp is the holding company for Polonia Bank. Established in 1923, Polonia Bank is a community-oriented financial institution headquartered in Huntingdon Valley, Pennsylvania. Through its five offices, the Bank offers traditional financial services to consumers and businesses within its market areas.

This release contains "forward-looking statements" that are based on assumptions and may describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by the use of the words, "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and its subsidiary include, but are not limited to, changes in market interest rates, regional and national economic conditions, legislative and regulatory changes, monetary and fiscal policies of the United States government, including policies of the United States Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in the real

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estate market values in the Company's market area, ability to operate new branch offices profitably, ability to effectively and efficiently integrate acquisitions and changes in relevant accounting principles and guidelines. Additionally, other risks and uncertainties are described in the Company's Form 10-KSB for the year ended December 31, 2006 under "Item 1: Description of Business - Risk Factors" filed with the Securities and Exchange Commission which is available through the SEC's website at www.sec.gov. These risks and
                                          -----------
uncertainties should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances are the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:
Paul D. Rutkowski
Chief Financial Officer and Treasurer
(215) 938-8800

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

                                                                                       SELECTED FINANCIAL CONDITION DATA
                                                                              ---------------------------------------------------
                                                                                     (Dollars In Thousands - Unaudited)


                               ASSETS                                               9/30/2007                   12/31/2006
                                                                              ----------------------       ----------------------
Cash and Due from Banks                                                       $                 817        $                 863
Interest-bearing Deposits with Other Institutions                                             3,457                       31,003
Investment Securities Available for Sale                                                     48,595                       45,681
Loans Receivable (net of allowance for loan losses)                                         133,041                      111,923
Bank-owned Life Insurance                                                                     4,086                        3,981
Other Assets                                                                                  9,785                        9,923
                                                                              ----------------------       ----------------------

                               TOTAL ASSETS                                   $             199,781        $             203,374
                                                                              ======================       ======================


                LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES

Deposits                                                                      $             161,872        $             157,722
Borrowings                                                                                   10,508                        6,245
Other Liabilities                                                                             3,830                       27,630
                                                                              ----------------------       ----------------------

     TOTAL LIABILITIES                                                                      176,210                      191,597
                                                                              ----------------------       ----------------------

STOCKHOLDERS' EQUITY                                                                         23,571                       11,777
                                                                              ----------------------       ----------------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $             199,781        $             203,374
                                                                              ======================       ======================

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

                                                          SELECTED FINANCIAL RATIOS                SELECTED FINANCIAL RATIOS
                                                     (Dollars In Thousands - Unaudited)       (Dollars In Thousands - Unaudited)
                                                  ---------------------------------------------------------------------------------


                                                   THREE MONTHS ENDED   THREE MONTHS ENDED   NINE MONTHS ENDED   NINE MONTHS ENDED
                                                      9/30/2007             9/30/2006            9/30/2007           9/30/2006
                                                   ----------------     ------------------   -----------------   -----------------
Selected Performance Ratios:   (1)
   Return on average assets                              (0.22)%             0.05 %              (0.20)%               (0.04)%
   Return on average equity                              (1.82)              0.76                (1.67)                (0.63)
   Interest rate spread                                   2.18               2.75                 2.19                  2.85
   Net interest margin                                    2.54               2.57                 2.53                  2.64
   Efficiency ratio   (2)                               114.08             107.88               111.81                100.28


Asset Quality Ratios:
   Allowance for loan losses                                                                  $    730              $    635
   Allowance for loan losses as a percent of total loans                                          0.55                  0.59
   Allowance for loan losses as a percent of nonperforming loans                                344.34                298.12
   Nonperforming loans                                                                        $    212              $    213
   Nonperforming loans as a percent of total loans                                                0.16                  0.20
   Nonperforming assets   (3)                                                                 $    212              $    213
   Nonperforming assets as a percent of total assets                                              0.11                  0.13


(1) Quarterly ratios have been annualized.

(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income.

(3) Nonperforming assets consist of nonperforming loans and real estate owned.
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

                                                       SELECTED OPERATING DATA                   SELECTED OPERATING DATA
                                        (Dollars In Thousands, Except Per Share Data)  (Dollars In Thousands, Except Per Share Data)
                                        ---------------------------------------------  ---------------------------------------------
                                                             Unaudited                                    Unaudited

                                            THREE MONTHS ENDED     THREE MONTHS ENDED      NINE MONTHS ENDED   NINE MONTHS ENDED
                                                9/30/2007            9/30/2006               9/30/2007             9/30/2006
                                           -------------------- --------------------     -------------------   -------------------
Interest and Dividend Income               $             2,588  $             2,092      $            7,662    $            6,275
Interest Expense                                         1,425                1,048                   4,188                 2,994
                                           -------------------  -------------------      ------------------    ------------------

     NET INTEREST AND DIVIDEND INCOME                    1,163                1,044                   3,474                 3,281
                                           ===================  ===================      ==================    ==================

Provision for Loan Losses                                    -                    -                      31                     -
                                           -------------------  -------------------      ------------------    ------------------

       NET INTEREST INCOME AFTER
       PROVISION FOR LOAN LOSSES                         1,163                1,044                   3,443                 3,281
                                           -------------------  -------------------      ------------------    ------------------


Noninterest Income                                         179                  187                     538                   480
Noninterest Expense                                      1,530                1,329                   4,486                 3,944
                                           -------------------  -------------------      ------------------    ------------------


Income before Provision for Income Taxes                  (188)                 (98)                   (505)                 (183)
Provision for Income Taxes                                 (79)                (119)                   (208)                 (123)
                                           -------------------  -------------------      ------------------    ------------------

         NET INCOME(LOSS)                  $              (109) $                21      $             (297)   $              (60)
                                           ===================  ===================      ==================    ==================



Loss Per Common Share
   Basic                                   $             (0.03) $               N/A      $            (0.09)   $              N/A
   Diluted                                               (0.03)                 N/A                   (0.09)                  N/A

Weighted-averaged Common Shares Outstanding
   Basic                                             3,181,683                  N/A               3,179,860                   N/A
   Diluted                                           3,181,683                  N/A               3,179,860                   N/A